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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 20, 1999, except for Note 12, which is as of August 24, 1999, relating to the consolidated financial statements of Puma Technology, Inc. which appears in the 1999 Annual Report to Stockholders of Puma Technology, Inc., which is incorporated by reference in the Annual Report on Form 10-K of Puma Technology, Inc. for the year ended July 31, 1999. We also consent to the incorporation by reference of our report dated August 20, 1999 relating to the financial statement schedule, which appears in the Form 10-K of Puma Technology, Inc. for the year ended July 31, 1999.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 20, 1999, except as to the pooling of interests with NetMind Technologies, Inc., which is as of February 24, 2000, and the common stock split discussed in Note 1 which is as of March 22, 2000, relating to the supplementary consolidated financial statements of Puma Technology, Inc. which appear in the report on Form 8-K dated April 18, 2000.


PRICEWATERHOUSECOOPERS LLP

/s/  PricewaterhouseCoopers LLP

San Jose, California
May 5, 2000